UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 16, 2016

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England	W1J8AJ
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Suite 3D, Landmark Square 64 Earth Close P.O. Box 31327 Georgetown, Grand Cayman, Cayman Islands, BWI	KY-1 1206
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (345) 938-0293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This combined filing on Form 8-K is separately filed by Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble-U.K.”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-U.K. and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-U.K. (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-U.K. This report should be read in its entirety as it pertains to each of Noble-U.K. and Noble-Cayman.

Item 1.01	Entry into Material Definitive Agreement.

On May 16, 2016, Noble Drilling (U.S.) LLC, a Delaware limited liability company (“NDUS”) and a wholly owned subsidiary of Noble-U.K. and Noble-Cayman, entered into a distribution agreement (the “Distribution Agreement”) with Freeport-McMoRan Inc. (“Freeport”) and the Agents named therein to sell shares of Freeport common stock to be issued by Freeport to NDUS under the previously disclosed settlement and termination agreement (as amended, the “Settlement Agreement”) with Freeport and Freeport-McMoRan Oil & Gas LLC, a wholly owned subsidiary of Freeport.

NDUS expects to immediately divest the shares of Freeport common stock as they are received and has entered into the Distribution Agreement to offer and sell such shares from time to time through one or more of the Agents. The Distribution Agreement provides that NDUS will receive net proceeds from the sale of the shares in agency transactions under the Distribution Agreement equal to the same volume weighted average price of the shares used to determine the value of the shares received by NDUS under the Settlement Agreement. The Agents will receive from NDUS a commission equal to a percentage, not to exceed 1.50%, of the gross sales price per share (based on such volume weighted average price) of the shares sold in agency transactions under the Distribution Agreement, of which 1% of the gross sales price is payable by Freeport pursuant to the Settlement Agreement. The Settlement Agreement requires that NDUS receive the full $540 million settlement amount before the end of June 2016.

The foregoing description is qualified in its entirety by reference to the Distribution Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Distribution Agreement dated as of May 16, 2016 by and among Freeport-McMoRan Inc., Noble Drilling (U.S.) LLC and the Agents named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales

Date: May 17, 2016

	By:	/s/ Dennis J. Lubojacky
	Name:	Dennis J. Lubojacky
	Title:	Chief Financial Officer, Vice President, Controller and Treasurer

Noble Corporation, a Cayman Islands company

	By:	/s/ Dennis J. Lubojacky
	Name:	Dennis J. Lubojacky
	Title:	Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Distribution Agreement dated as of May 16, 2016 by and among Freeport-McMoRan Inc., Noble Drilling (U.S.) LLC and the Agents named therein.